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                                                                      EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                             SIX MONTHS ENDED        THREE MONTHS ENDED
                                                                 JUNE 30,                 JUNE 30,
                                                           --------------------      -------------------
                                                             1996         1995        1996        1995
                                                           -------      -------      ------     --------
PRIMARY:
Average common share outstanding  . . . . . . . . . . . .    1,326        1,370       1,325        1,367

Dilutive stock options based on the treasury stock method
  using the period end market price   . . . . . . . . . .        2           --           2           --
                                                           -------      -------      ------     --------

Average common and common share equivalents
  outstanding   . . . . . . . . . . . . . . . . . . . . .    1,328        1,370       1,327        1,367
                                                           =======      =======      ======     ========

Net income  . . . . . . . . . . . . . . . . . . . . . . .  $ 2,704      $ 1,519     $ 2,396     $     86
                                                           =======      =======      ======     ========

Net income per share  . . . . . . . . . . . . . . . . . .  $  2.04      $  1.11     $  1.81     $   0.06
                                                           =======      =======      ======     ========

FULLY DILUTED:
Average common and common share equivalents
  outstanding - primary   . . . . . . . . . . . . . . . .    1,328        1,370       1,327        1,367
                                                           =======      =======      ======     ========

Net income  . . . . . . . . . . . . . . . . . . . . . . .  $ 2,704      $ 1,519     $ 2,396     $     86
                                                           =======      =======      ======     ========

Net income per share  . . . . . . . . . . . . . . . . . .  $  2.04      $  1.11     $  1.81     $   0.06
                                                           =======      =======      ======     ========
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